Exhibit 99.1

FOR IMMEDIATE RELEASE

Movella Reports Fourth Quarter and Full Year 2022 Financial Results

•	Achieved record quarterly revenue of $12.1 million in the fourth quarter

•	$60.3 million net proceeds from our Nasdaq listing in February 2023 expected to provide runway to expand sales & marketing, develop new products, and execute operations for future growth

•	Announced early access to new OBSKUR™ platform, providing user-friendly tools for livestreaming influencers to deliver interactive experiences

HENDERSON, Nevada, March 31, 2023 — Movella Holdings Inc. (NASDAQ: MVLA) (“Movella”), a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement, today reported its results for the fourth quarter and twelve months ended December 31, 2022.

“2022 was an exciting and transformative year for Movella as we positioned ourselves to become a publicly traded company at the forefront of developing and delivering new, cutting-edge movement digitization technologies and products to our customers,” said Movella CEO Ben Lee. “In addition to our established core business that continues to record strong growth, we believe we will remain well-positioned to provide critical enabling solutions for applications in emerging high-growth markets such as next-generation gaming, livestreaming, digital health, and autonomous robots. We are excited about the positive market response to our recently introduced products and our opportunities going forward.”

Fourth Quarter 2022

•	Revenue. Net revenue in Q4 totaled $12.1 million, compared to $10.2 million in the same period in the previous year.

•

Gross Profit. GAAP gross profit in Q4 rose to $5.7 million compared to $5.6 million in the previous year. Non-GAAP gross profit totaled $6.9 million, compared to $6.8 million in the same period in the previous year.

•

Loss from Operations. GAAP loss from operations in Q4 was $10.8 million, compared to $5.5 million in the same period in the previous year. Non-GAAP loss from operations was $1.5 million, an improvement of $2.2 million from the same period in the previous year.

•	GAAP Net Loss. GAAP net loss attributable to common stockholders totaled $15.0 million, compared to $6.0 million in the same period in the previous year.

•	Adjusted EBITDA. Adjusted EBITDA loss in Q4 was $1.2 million, an improvement of $2.0 million compared to the same period in the previous year.

•	Cash and cash equivalents. Cash and cash equivalents at quarter end was $14.3 million, compared to $3.9 million at the end of Q3 2022.

Fiscal Year 2022

•	Revenue. Net revenue for the full year totaled $40.5 million, compared to $34.4 million in the previous year.

•

Gross Profit. GAAP gross profit for the full year rose to $19.2 million, compared to $18.0 million previous year. Non-GAAP gross profit totaled $24.5 million, compared to $22.7 million in the previous year.

•

Loss from Operations. GAAP loss from operations for 2022 was $28.3 million, compared to $19.7 million previous year. Non-GAAP loss from operations was $12.3 million, compared to $12.3 million in the previous year.

•	GAAP Net Loss. GAAP net loss attributable to common stockholders for 2022 totaled $35.1 million, compared to $20.2 million in the previous year.

•	Adjusted EBITDA. Adjusted EBITDA loss for the full year was $10.9 million, compared to Adjusted EBITDA loss of $10.3 million in the previous year.

•	Cash and cash equivalents. Cash and cash equivalents at year end totaled $14.3 million compared to $11.2 million at the end of 2021.

“We succeeded in achieving several significant milestones in 2022 and in the fourth quarter, which was our strongest quarter ever,” said Movella CFO Steve Smith. “However, we are increasingly cautious given accelerating macro-environment challenges that may impact our revenue pipeline, including rising interest rates, escalations in the Ukraine conflict, rampant inflation, bank failures, and unprecedented layoffs in the tech sector, causing customer project delays that we expect will continue to add pressure to our top line this year. Fortunately, we are in a strong cash position due to our February 2023 Nasdaq listing which, through a series of transactions, raised $60.3 million net proceeds, and which we expect will allow us to weather this environment, maintain focus on new product introductions, and expansion of our global markets.”

Business Highlights

Since the beginning of the fourth quarter, Movella has introduced several new cutting-edge products, pioneering new use cases with high-profile visibility, and achieved milestones in our partner engagement.

New Products

•

Opened early access application window for OBSKUR, Movella’s all-in-one broadcast software platform that provides content creators with user-friendly tools to deliver interactive experiences, including real-time human movements for digital avatars during livestreams on well-known streaming sites such as Twitch.

•

Introduced and shipped Xsens Vision Navigator in partnership with Fixposition expanding centimeter-level accurate movement positioning for autonomous robot applications operating in a variety of GNSS challenged environments.

•

Launched MTi-8, a miniature form factor and cost-effective motion sensor module, for a wide range of embedded outdoor movement tracking applications, saving users development time, and the expense of integrating gyroscopes, accelerometers, and other sensors.

High-Profile Market Engagement and Visibility

•	Demonstrated MotionPrint technology with iconic athletes Steve Young and Jayson Tatum, digitized their unique signature movements, and created monetizable “Motion IP.”

•	Made Wall Street history when Movella CEO, Ben Lee, rang Nasdaq’s Opening Bell while being digitized with Movella Xsens motion capture technology, alongside football legend Steve Young.

•	Formed strategic partnership with Euleria Health, a Movella DOT digital health developer, for affordable rehabilitation and physical therapy solutions.

Partnership Engagement

•

Announced revolutionary integration with 3D avatar creator, Ready Player Me, enabling users to seamlessly add movement to their avatars in real-time, bringing entire body movements into virtual worlds.

•	Grew channel partner network to 125 globally, adding 31 distributors and value-added resellers since the start of 2022, expanding the global availability of Movella products.

•	Increased Movella DOT app developer network to over 800 independent third party developers.

About Movella Holdings Inc.

Movella is a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement. Movella serves the entertainment, health & sports, and automation & mobility markets. Our innovations enable customers to capitalize on the value of movement by transforming data into meaningful and actionable insights. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, Siemens and over 500 sports organizations, Movella is creating extraordinary outcomes that move humanity forward. To learn more, please visit www.movella.com.

This press release contains “forward-looking statements” within the meaning of federal securities laws. The words “accelerate,” “anticipate,” “believe,” “continue,” “could,” “enable,” “estimate,” “expect,” “extend,” “fuel,” “future,” “growth,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “project,” “realize,” “see,” “seem,” “should,” “will,” “would,” and similar expressions, or the negative of such expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the following: our belief that we will remain well-positioned to provide critical enabling solutions for applications in emerging high-growth markets; our opportunities going forward; macro-environment challenges and their potential impact on our revenue pipeline and top line; our cash position and ability to weather such challenges; the anticipated or potential features, benefits, use cases and applications for Movella’s products and technology and timing thereof; the anticipated benefits of non-GAAP financial measures; the market opportunity for Movella’s products and technology; or other characterizations of future events or circumstances, including any underlying assumptions. These statements are based on the current expectations of Movella’s management and are not predictions of actual performance and as such, are provided for illustrative purposes only. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Movella’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) failure to realize the anticipated benefits of the business combination; (ii) general economic and macro-economic conditions and Movella’s financial performance and factors affecting the same; (iii) changes adversely affecting the businesses and target markets in which Movella is engaged; (iv) Movella’s ability to execute on its business strategy and plans and to manage growth; and (v) risks related to regulatory matters, as well as the factors described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and under similar headings in the final prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) by Pathfinder on January 17, 2023, the Company’s annual report on Form 10-K for the year ended December 31, 2022 and current reports on Form 8-K filed on February 13, 2023 and March 31, 2023, and in future filings Movella may file with the SEC in the future. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Movella presently knows or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, plans or forecasts of future events and views as of the date of this press release. Movella anticipates that subsequent events and developments will cause its assessments to change. However, Movella specifically disclaims any obligation to update any forward-looking statements, except to the extent required by applicable law. These forward-looking statements should not be relied upon as representing Movella’s assessments as of any date subsequent to the date of this press release and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Movella Holdings has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP gross profit, and non-GAAP operating loss exclude net loss attributable to non-controlling interests, preferred stock dividends, share-based compensation expense, loss from discontinued operations, loss on debt extinguishments related to the consummation of the business combination agreement, debt issuance costs, fair value adjustments on debt instruments for which we elected the fair value option under ASC 825, and impairment of acquired intangible assets. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization, and other income (expense).

Adjusted EBITDA, non-GAAP gross profit, and non-GAAP operating loss are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for net loss, gross profit, operating loss or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, we believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items in order to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operating performance. We use this view of our operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Media

media@movella.com

Investors

investors@movella.com

MOVELLA HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	As of December 31,
	2022	2021
Current assets
Cash and cash equivalents	$14,334	$11,166
Accounts receivable, net of allowance for doubtful accounts of $144 and $20 at December 31, 2022 and 2021	6,690	4,478
Inventories	5,164	4,535
Prepaid expenses and other current assets	3,274	2,308
Current assets from discontinued operations	—	291

Total current assets	29,462	22,778
Property and equipment, net	2,361	2,734
Goodwill	36,381	38,584
Intangible assets, net	5,807	20,902
Non-marketable equity securities	25,285	25,000
Capitalized equity issuance costs and other assets	4,265	110
Right-of-use assets	3,281	—
Deferred tax assets	86	—

Total assets	$106,928	$110,108

Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities
Accounts payable	$5,967	$2,528
Accrued expenses and other current liabilities	7,944	5,622
Line of credit and current portion of long-term debt	148	1,353
Current portion of deferred revenue	3,334	2,422
Payable to Kinduct sellers – current	4,303	5,954
Current liabilities from discontinued operations	—	357

Total current liabilities	21,696	18,236
Long-term portion of term debt	25,649	8,396
Convertible notes, net – related party	6,186	—
Deferred revenue, net of current portion	1,344	1,170
Deferred tax liabilities, net	—	222
Operating lease liabilities and other non-current liabilities	3,088	371

Total liabilities	57,963	28,395

Commitments and contingencies
Mezzanine equity
Series D-1 convertible preferred stock, $0.0001 par value. 6,562,724 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $30,000 as of December 31, 2022 and 2021	41,991	39,307
Series A convertible preferred stock, $0.0001 par value. 10,000,000 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $10,000 as of December 31, 2022 and 2021	9,950	9,950
Series B convertible preferred stock, $0.0001 par value. 11,791,929 shares authorized; 8,747,602 and 8,741,929 shares issued and outstanding at December 31, 2022 and 2021; liquidation preference of $24,816 and $24,800 as of December 31, 2022 and 2021	24,680	24,680
Series C convertible preferred stock, $0.0001 par value. 13,122,055 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $37,226 as of December 31, 2022 and 2021	37,032	37,032
Series D convertible preferred stock, $0.0001 par value. 7,470,088 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $31,043 as of December 31, 2022 and 2021	30,780	30,780
Series E convertible preferred stock, $0.0001 par value. 18,024,809 shares authorized; 10,458,755 shares issued and outstanding at December 31, 2022 and 2021; liquidation preference of $43,463 as of December 31, 2022 and 2021	40,750	40,750

Total mezzanine equity	185,183	182,499

Stockholders’ deficit
Common stock, $0.0001 par value. 95,000,000 shares authorized, 12,751,023 and 9,184,092 shares issued and outstanding at December 31, 2022 and 2021	1	1
Additional paid-in capital	692	—
Accumulated other comprehensive (loss) income	(1,646)	1,431
Accumulated deficit	(142,016)	(109,601)

Total Movella stockholders’ deficit	(142,969)	(108,169)

Non-controlling interest in subsidiaries	6,751	7,383

Total stockholders’ deficit	(136,218)	(100,786)

Total liabilities, mezzanine equity and stockholders’ deficit	$106,928	$110,108

MOVELLA HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2022	2021	2022	2021

Revenues
Product	$10,068	$8,951	$34,283	$28,848
Service	2,049	1,258	6,183	5,566

Total revenues	12,117	10,209	40,466	34,414

Cost of revenues
Product	4,509	3,414	15,223	12,049
Service	1,873	1,151	6,071	4,412

Total cost of revenues	6,382	4,565	21,294	16,461

Gross profit	5,735	5,644	19,172	17,953

Operating expenses
Research and development	2,471	4,131	13,258	14,014
Sales and marketing	2,445	3,081	12,324	10,710
General and administrative	4,467	3,916	14,697	12,943
Impairment of intangible assets	7,164	—	7,164	—

Operating expenses	16,547	11,128	47,443	37,667

Loss from operations	(10,812)	(5,484)	(28,271)	(19,714)

Other income (expense)
Loss on debt extinguishment	(646)	—	(646)	—
Debt issuance costs	(2,389)	—	(2,389)	—
Revaluation of debt	(300)	—	(300)	—
Interest expense, net	(524)	(937)	(2,167)	(1,965)
Other income, net	251	249	613	2,148

Total other income (expense)	(3,608)	(688)	(4,889)	183

Loss from continuing operations before income taxes	(14,420)	(6,172)	(33,160)	(19,531)
Income tax benefit	(24)	(535)	(113)	(728)

Net loss from continuing operations	(14,396)	(5,637)	(33,047)	(18,803)
Loss from discontinued operations (net of tax)	—	—	—	(156)

Net loss	(14,396)	(5,637)	(33,047)	(18,959)
Net loss attributable to non-controlling interests	(62)	(275)	(632)	(1,300)

Net loss attributable to Movella Inc.	$(14,334)	$(5,362)	$(32,415)	$(17,659)
Deemed dividend from accretion of Series D-1 preferred stock	(677)	(630)	(2,684)	(2,511)

Net loss attributable to common stockholders	$(15,011)	$(5,992)	$(35,099)	$(20,170)

Net loss per share from continuing operations, basic and diluted	$(1.18)	$(0.66)	$(3.11)	$(2.20)
Net loss per share from discontinued operations, basic and diluted	$—	$—	$—	$(0.02)
Net loss per share, basic and diluted	$(1.18)	$(0.66)	$(3.11)	$(2.22)
Weighted average shares outstanding, basic and diluted	12,741,655	9,147,604	11,285,170	9,101,819

MOVELLA HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Cash flows from operating activities
Net loss	$(14,396)	$(5,637)	$(33,047)	$(18,959)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,806	1,825	7,919	7,280
Stock-based compensation expense	569	211	1,699	786
Provision for excess and obsolete inventories	(372)	—	265	—
Impairment of intangible assets	7,164	—	7,164	—
Loss on disposals of property and equipment	—	11	—	24
Unrealized loss (gain) on marketable securities	—	8	58	(67)
Accretion of convertible notes, net	121	543	371	543
Accretion of Kinduct deferred payout	145	(244)	451	—
Amortization of debt discount and debt issuance costs	150	107	369	249
Gain on change in fair value of embedded derivative	(160)	—	(396)	—
Deferred income taxes	(308)	(1,149)	(308)	(1,037)
Loss on revaluation of debt	300	—	300	—
Loss on debt extinguishment	646	—	646	—
Debt issuance costs	2,389	—	2,389	—
Gain on non-marketable equity securities	(285)	—	(285)	—
Gain from dissolution of TDI entity	—	—	—	(665)
Gain on forgiveness of PPP loan	—	—	—	(612)
Changes in operating assets and liabilities, net of acquisition
Accounts receivable	(2,196)	(441)	(2,351)	(1,100)
Inventories	182	(971)	(1,330)	(2,185)
Government subsidy receivable	(1,416)	—	(1,416)	—
Prepaid expenses and other assets	21	3,688	182	3,342
Other assets	81	(89)	(31)	28
Other receivables	—	(27)	—	1,086
Accounts payable	1,725	1,738	564	1,157
Accrued expenses and other liabilities	1,184	(1,263)	793	(1,189)
Deferred revenue	1,017	229	1,431	401
Other liabilities	64	172	13	159

Net cash used in operating activities	(1,569)	(1,289)	(14,550)	(10,759)

Cash flows from investing activities
Purchase of intangibles	—	—	(153)	—
Proceeds from licensing of IP—MEMSIC	—	—	—	9,686
Purchases of property and equipment	(241)	(882)	(600)	(1,877)

Net cash provided by (used in) investing activities	(241)	(882)	(753)	7,809

Cash flows from financing activities
Proceeds from term loans and revolving line of credit, net	(69)	8,298	547	8,298
Proceeds from FP Pre-Close Note	25,000	—	25,000	—
Payment of debt issuance costs	(1,534)	(118)	(1,534)	(118)
Repayment of loans using proceeds from Pre-Close Note	(9,549)	—	(9,549)	—
Proceeds from issuance of convertible notes	—	—	4,873	—
Principal payments of loans	(66)	(6,108)	(346)	(14,893)
Payment of deferred payout to Kinduct sellers	(1,000)	—	(1,000)	—
Payment of debt extinguishment costs	(470)	—	(470)	—
Payment of equity issuance costs in advance of offering	(990)	—	(990)	—
Proceeds from the exercise of stock options	16	33	1,659	58
Costs incurred on issuance of Series E preferred stock	—	—	—	(30)

Net cash provided by (used in) financing activities	11,338	2,105	18,190	(6,685)

Effect of foreign exchange rate changes on cash and equivalents	924	159	281	(40)

Net increase (decrease) in cash and cash equivalents	10,452	93	3,168	(9,675)
Cash and cash equivalents
Beginning of period	3,882	11,073	11,166	20,841

End of period	$14,334	$11,166	$14,334	$11,166

Supplemental disclosures of cash flow information
Cash paid for interest	$251	$158	$1,051	$863
Cash paid for taxes, net of refunds	115	156	217	956
Supplemental disclosure of non-cash financing activity
Accretion of Series D-1 convertible preferred Stock	$677	$630	$2,684	$2,511
Issuance of convertible notes in exchange for Kinduct deferred payout	—	—	1,148	—
Distribution of equity shares to TDI NCI	—	—	—	499
Issuance of warrants to lender	—	225	18	225
Right-of-use assets obtained in exchange for operating lease liabilities	—	—	4,280	—
Debt and equity issuance costs financed through accrued expenses and other current liabilities	3,178	—	3,989	—

MOVELLA HOLDINGS INC.

Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2022		Twelve Months Ended December 31, 2022
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common shareholders	$(15,011)	$(1.18)	$(35,099)	$(3.11)
Deemed dividends from accretion of Series D-1 Preferred Stock	677	0.05	2,684	0.24
Stock-based compensation	569	0.04	1,699	0.15
Loss on debt extinguishment	646	0.05	646	0.06
Debt issuance costs	2,389	0.19	2,389	0.21
Revaluation of debt	300	0.02	300	0.03
Impairment of intangible assets	7,164	0.57	7,164	0.63

Non-GAAP net loss	$(3,266)	$(0.26)	$(20,217)	$(1.79)

MOVELLA HOLDINGS INC.

Reconciliation of GAAP Cost of Revenues and Operating Costs and Expenses to Non-GAAP Cost of Revenues and Operating Costs and Expenses

Three Months Ended December 31, 2022

(In thousands)

(Unaudited)

		Adjustments
	GAAP Financials	Stock-Based Compensation	Amortization of Intangibles	Impairment of Intangibles	Non- GAAP Financials
Revenues
Product	$10,068	—	—	—	$10,068
Service	2,049	—	—	—	2,049

Total revenues	12,117	—	—	—	12,117
Cost of revenues
Product	4,509	—	530	—	3,979
Service	1,873	—	633	—	1,240

Total cost of revenues	6,382	—	1,163	—	5,219

Gross profit
Product	5,559				6,089
Service	176				809

Total gross profit	5,735				6,898

Gross margin
Product	55.2%				60.5%
Service	8.6%				39.5%
Total gross margin	47.3%				56.9%
Operating expenses
Research and development	2,471	150	—	—	2,321
Sales and marketing	2,445	151	345	—	1,949
General and administrative	4,467	268	84	—	4,115
Impairment of intangible assets	7,164	—	—	7,164	—

Total operating expenses	$16,547	$569	$429	$7,164	$8,385

Total		$569	$1,592	$7,164

Loss from operations	$(10,812)				$(1,487)

MOVELLA HOLDINGS INC.

Reconciliation of GAAP Cost of Revenues and Operating Costs and Expenses to Non-GAAP Cost of Revenues and Operating Costs and Expenses

Twelve Months Ended December 31, 2022

(In thousands)

(Unaudited)

		Adjustments
	GAAP Financials	Stock-Based Compensation	Amortization of Intangibles	Impairment of Intangibles	Non- GAAP Financials
Revenues
Product	$34,283	—	—	—	$34,283
Service	6,183	—	—	—	6,183

Total revenues	40,466	—	—	—	40,466
Cost of revenues
Product	15,223	—	2,191	—	13,032
Service	6,071	—	3,093	—	2,978

Total cost of revenues	21,294	—	5,284	—	16,010

Gross profit
Product	19,060				21,251
Service	112				3,205

Total gross profit	19,172				24,456

Gross margin
Product	55.6%				62.0%
Service	1.8%				51.8%
Total gross margin	47.4%				60.4%
Operating expenses
Research and development	13,258	398	—	—	12,860
Sales and marketing	12,324	468	1,441	—	10,415
General and administrative	14,697	833	352	—	13,512
Impairment of intangible assets	7,164	—	—	7,164	—

Total operating expenses	$47,443	$1,699	$1,793	$7,164	$36,787

Total		$1,699	$7,077	$7,164

Loss from operations	$(28,271)				$(12,331)

MOVELLA HOLDINGS INC.

Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
GAAP net loss attributable to common shareholders	$(15,011)	$(35,099)
Deemed dividends from accretion of Series D-1 Preferred Stock	677	2,684
Interest expense, net	524	2,167
Income tax benefit	(24)	(113)
Depreciation and amortization	1,806	7,919
Stock-based compensation	569	1,699
Impairment of intangible assets	7,164	7,164
Loss on debt extinguishment	646	646
Debt issuance costs	2,389	2,389
Revaluation of debt	300	300
Other expenses (income), net	(251)	(613)

Adjusted EBITDA	$(1,211)	$(10,857)